Exhibit 99.1

Press / Investor Contact:	Sales/Marketing Contact:

Bonnie Ortega	Hanna Wagari
VP, Corporate Communications	VP, Sales and Marketing
Cardium Therapeutics, Inc.	Cardium Therapeutics, Inc.
Tel: (858) 436-1018	Tel: (858) 436-1005
Email: InvestorRelations@cardiumthx.com	Email: HWagari@cardiumthx.com

CARDIUM ANNOUNCES PLANS FOR COMMERCIALIZATON

OF EXCELLAGEN® IN THE RUSSIAN FEDERATION

SAN DIEGO, CA – June 12, 2012 – Cardium Therapeutics (NYSE MKT: CXM) today announced an agreement with Advanced Biosciences Research, an affiliate of bioRASI, for the planned commercialization of Cardium’s professional-use Excellagen® topical wound care management product in Russia and the nine additional member countries comprising the Commonwealth of Independent States (CIS). Under this agreement, bioRASI will be responsible for the registration and approval for the marketing and sales of Excellagen in the Russian Federation, and will assist Cardium to develop an infrastructure plan for the marketing, sales and distribution of Excellagen in Russia and the CIS following final market approval.

“We are pleased to broaden our relationship with bioRASI, the sponsor and development partner responsible for the management and regulatory compliance of our Generx® DNA-based cardiovascular angiogenic biologic Phase 3 / registration study for the treatment of patients with myocardial ischemia due to coronary disease which is currently underway in Russia,” stated Christopher J. Reinhard, Chairman and CEO of Cardium Therapeutics. “We recently announced plans for the expansion of Excellagen into the European Union consisting of 27 member countries through the CE Mark registration process and a marketing and distribution agreement with BL&H Co. for South Korea. The Russian market represents another important step forward in our international commercialization strategy for Excellagen.”

About Excellagen

Excellagen is an FDA-cleared highly-refined formulated fibrillar collagen-based topical gel (2.6%) engineered for debridement and platelet activation and to support a favorable wound healing environment for non-healing lower extremity ulcers in diabetic ulcers and other dermal wounds. Excellagen’s unique high molecular weight sterile collagen formulation is topically applied through easy-to-control, pre-filled, single use syringes and its viscosity-optimized biocompatible gel formulation requires application at only one or two week intervals. Excellagen is intended for physician use following standard debridement procedures in the presence of blood cells and platelets, which are involved with the release of endogenous growth factors. Following FDA clearance, Cardium conducted additional studies showing that Excellagen can activate human platelets to trigger the release of Platelet-Derived Growth Factor (PDGF), which is recognized as an important wound healing facilitator.

Cardium’s market research indicates that physicians seek easy-to-use products to reduce preparation time and facilitate product application – and Excellagen’s unique, ready-to-use syringe-based collagen gel requires no thawing or mixing. Because of its specialized formulation, only a thin layer needs to be applied over the wound area, and one syringe containing 0.5 cc of Excellagen covers wounds up to 5cm2 in size using the supplied 24-gauge sterile, single-use flexible applicator tip. To learn more about new Excellagen and for product ordering information, please visit http://www.excellagen.com/pdf/Excellagen-FactSheet-for-Physician.pdf and view the information video, Excellagen: A New Wound Care Pathway for Diabetic Foot Ulcers, at http://www.excellagen.com/excellagen-video.html.

About bioRASI

bioRASI is a Full Service Global CRO providing clinical development that optimizes its sponsors scientific, clinical, and business results. bioRASI facilitates obtaining drugs, biotherapeutics, and medical devices marketing approvals by delivering high quality regulatory and clinical strategies, solutions and services. The Company’s unique access to the largest facilities and patient populations all over the world saves their clients critical time. bioRASI’s services include program optimization, project management, regulatory, clinical, data management and analysis, compliance and audit. bioRASI is headquartered in Aventura, FL and has regional offices and operations across North America and around the world. Information about bioRASI is available at www.biorasi.com.

About Cardium

Cardium is a health sciences and regenerative medicine company focused on the acquisition and strategic development of new and innovative bio-medical product opportunities and businesses with the potential to address significant unmet medical needs that have definable pathways to commercialization, partnering and other economic monetizations. Cardium’s current medical opportunities portfolio, which is focused on health sciences and regenerative medicine, includes the Tissue Repair Company, Cardium Biologics, and the Company’s in-house MedPodium Health Sciences healthy lifestyle product platform. The Company’s lead commercial product Excellagen® topical gel for wound care management, has recently received FDA clearance for marketing and sale in the United States. Cardium’s lead clinical development product candidate Generx® is a DNA-based angiogenic biologic intended for the treatment of patients with myocardial ischemia due to coronary artery disease. In addition, consistent with its capital-efficient business model, Cardium continues to actively evaluate new technologies and business opportunities. In July 2009, Cardium completed the sale of its InnerCool Therapies medical device business to Royal Philips Electronics, the first asset monetization from the Company’s biomedical investment portfolio. News from Cardium is located at www.cardiumthx.com.

Forward-Looking Statements

Except for statements of historical fact, the matters discussed in this press release are forward looking and reflect numerous assumptions and involve a variety of risks and uncertainties, many of which are beyond our control and may cause actual results to differ materially from stated expectations. For example, there can be no assurance that Excellagen will be approved for commercialization in the Russian Federation or other international markets; that we can successfully introduce Excellagen into wound care markets for the treatment of diabetic foot ulcers or other dermal wounds; that we can have Excellagen or our other products manufactured in a successful and cost-effective manner; that we can attract suitable commercialization partners for our products or that such partners will successfully commercialize our products; that our product or product candidates will not be unfavorably compared to other competitive products that may be regarded as safer, more effective, easier to use or less expensive; that results or trends observed in one clinical study or procedure will be reproduced in subsequent studies or procedures or in actual use; that clinical studies and regulatory clearances even if successful will lead to product advancement or partnering; that that FDA or other regulatory clearances or other certifications, or other commercialization efforts will effectively enhance our businesses or their market value; that our products or product candidates will prove to be sufficiently safe and effective after introduction into a broader patient population; that our exchange listing compliance can be maintained; that new collaborative partners will be found; that additional product opportunities will be established; or that that third parties on whom we depend will perform as anticipated.

Actual results may also differ substantially from those described in or contemplated by this press release due to risks and uncertainties that exist in our operations and business environment, including, without limitation, risks and uncertainties that are inherent in the development of complex biologics and in the conduct of human clinical trials, including the timing, costs and outcomes of such trials, our ability to obtain necessary funding, regulatory approvals and expected qualifications, our dependence upon proprietary technology, our history of operating losses and accumulated deficits, our reliance on collaborative relationships and critical personnel, and current and future competition, as well as other risks described from time to time in filings we make with the Securities and Exchange Commission. We undertake no obligation to release publicly the results of any revisions to these forward-looking statements to reflect events or circumstances arising after the date hereof.

Copyright 2012 Cardium Therapeutics, Inc. All rights reserved.

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Cardium Therapeutics™, Generx®, Cardionovo™, Tissue Repair™, Gene Activated Matrix™, GAM™, Excellagen®, Excellarate™, Osteorate™, MedPodium®, Appexium®, Linée®, Alena™, Cerex®, D-Sorb™, Neo-Energy®, Neo-Carb Bloc®, Neo-Chill®, and

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